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                               ARTIO GLOBAL FUNDS

                                      AND

                          ARTIO GLOBAL MANAGEMENT LLC

                                 CODE OF ETHICS

                             [REVISED JANUARY 2011]







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                                                 TABLE OF CONTENTS

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
I.     INTRODUCTION ..................................................................1
     A.  General Principles ..........................................................1
II.    STANDARDS OF BUSINESS CONDUCT .................................................2
     A.  Fiduciary Obligations .......................................................2
     B.  Compliance with Applicable Federal Securities Laws ..........................3
III.   RESTRICTIONS ..................................................................3
     A.  Prohibitions ................................................................3
     B.  Pre-Clearance of Proposed Personal Transactions .............................3
     C.  Short-Term Trading ..........................................................4
     D.  Gifts/Entertainment .........................................................5
     E.  Service as a Director .......................................................6
     F.  Amendments ..................................................................7
IV.    EXEMPT TRANSACTIONS ...........................................................7
     A.  Trades Exempt from Certain Prohibitions .....................................7
V.     COMPLIANCE PROCEDURES .........................................................7
     A.  Pre-Clearance Requirements ..................................................7
     B.  Quarterly Reporting .........................................................9
     C.  Quarterly Review                                                            11
     D.  Initial and Annual Disclosure of Personal Holdings .........................11
     E.  Exceptions to the Quarterly and Annual Reporting ...........................12
     E.1 Certification of Compliance ................................................13
     E.2 Certification of Compliance for Non-Interested Directors/Trustees ..........13
     F.  Reports to the Boards of Directors/Trustees ................................13
     G.  Maintenance of Reports .....................................................14
VI.    GENERAL POLICIES .............................................................15
     A.  Requirements of Artio Global Funds .........................................15
     B.  Involvement in Criminal Matters or Investment-Related Civil Proceedings ....15
VII. SANCTIONS ......................................................................15
VIII. RECORDKEEPING .................................................................16
IX.    OTHER LAWS, RULE AND STATEMENTS OF POLICY ....................................16
X.     DATE OF ADOPTION/AMENDMENTS ..................................................17
XI.    FURTHER INFORMATION ..........................................................17
ATTACHMENT A
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ATTACHMENT B
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ATTACHMENT C
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ATTACHMENT D-1
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ATTACHMENT D-2
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ATTACHMENT E-1
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ATTACHMENT E-2
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ATTACHMENT F
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ATTACHMENT G
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ATTACHMENT H
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CODE OF ETHICS
KEY TERMS AND PHRASES ARE DEFINED IN ATTACHMENT A. GENERALLY, EACH DEFINED TERM
OR PHRASE IS IDENTIFIED IN BOLD-FACED TYPE THE FIRST TIME IT IS USED IN THIS
DOCUMENT.

AN INDIVIDUAL MAY BE DETERMINED BY THE CHIEF COMPLIANCE OFFICER TO BE ONE OR MORE OF THE FOLLOWING: "ADVISER SUPERVISED PERSON," "ADVISER ACCESS PERSON," "FUND ACCESS PERSON" OR "FUND INVESTMENT PERSONNEL." SEE ATTACHMENT A FOR THE RELATED DEFINITIONS.

INDIVIDUALS ARE REMINDED THAT CERTAIN PROVISIONS OF THIS CODE OF ETHICS APPLY TO A PERSON'S "IMMEDIATE FAMILY" THROUGH "BENEFICIAL OWNERSHIP." SEE ATTACHMENT A FOR THE RELATED DEFINITIONS.

CERTAIN ASPECTS OF THE CODE OF ETHICS ARE ADMINISTERED THROUGH THE SUNGARD PROTEGENT PTA ("PTA" OR "AUTOMATED CODE OF ETHICS SYSTEM") SYSTEM. PRE-CLEARANCE REQUESTS, INITIAL/ANNUAL HOLDINGS REPORTS, CERTIFICATIONS AND QUARTERLY/ANNUAL TRANSACTION REPORTS WILL BE SUBMITTED BY THE EMPLOYEE THROUGH PTA ("ELECTRONIC" OR "ELECTRONICALLY").

I. INTRODUCTION

         A.       General Principles


          This Code of Ethics ("Code") has been adopted by the Compliance Committee of Artio Global Management LLC ("Artio Global"). This CODE establishes the rules, regulations and standards of conduct for the ADVISER SUPERVISED PERSONS of ARTIO GLOBAL regarding fiduciary duties, conflicts of interest, compliance with applicable FEDERAL SECURITIES LAWS, the prevention of the misuse of material non-public information and other activities. In addition to being an Adviser Supervised Person,or an ADVISER ACCESS PERSON. The Code governs the personal securities activities of and ADVISER ACCESS PERSON, and may also apply to selected directors, officers, employees and consultants of Artio Global's affiliates.

          The Code has also been adopted by the Board of Directors and the Board of Trustees of each of the entities comprising the ARTIO GLOBAL FUNDS(1). With respect to the ARTIO GLOBAL FUNDS, the Code is designed to govern the personal securities activities of FUND ACCESS PERSONS and FUND INVESTMENT PERSONNEL, prevent such persons from engaging in fraud, and require reasonable diligence and institute procedures reasonably necessary to prevent violations of the Code.

--------------------------------
(1) The Artio Global Funds are comprised of various corporate entities currently consisting of Artio Global Equity Fund Inc., Artio Global High Income Fund, Artio International Equity Fund, Artio Total Return Bond Fund and Artio International Equity Fund II, Artio US Multicap Fund, Artio US Smallcap Fund, Artio US Microcap Fund, Artio US Midcap Fund.

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          Artio Global is required to provide each Adviser Supervised Person with a copy of the Code and any amendments hereto. Each Adviser Supervised Person is required to provide Artio Global an electronic acknowledgement of his or her receipt of the Code and any amendments hereto.

II. STANDARDS OF BUSINESS CONDUCT

 A. FIDUCIARY OBLIGATIONS


          As an investment adviser, Artio Global is a fiduciary and owes its Clients an affirmative duty of utmost good faith, undivided loyalty, full and fair disclosure of all material facts, and an affirmative obligation to employ reasonable care to avoid misleading Clients. It is the duty of Artio Global and all Adviser Supervised Persons to (i) place the interests of Clients first at all times; (ii) conduct personal trading in a manner to avoid any potential or actual conflicts of interest or abuse of their fiduciary position of trust, loyalty and interest; (iii) not take, directly or indirectly, inappropriate advantage of their positions or abuse their fiduciary position of trust, loyalty and interest; and (iv) conduct personal securities transactions in a manner that is consistent with this Code.

          No Adviser Supervised Person shall utilize information concerning prospective or actual portfolio holdings or transactions in any manner which might prove detrimental to the interests of a Client.

          No Adviser Supervised Person shall use his or her position for his or her personal benefit or attempt to cause a Client to purchase, sell or hold a particular security when that action may reasonably be expected to create a personal benefit for such Adviser Supervised Person.

          While affirming its confidence in the integrity and good faith of all of its Adviser Supervised Persons, Artio Global recognizes that certain employees have or may have knowledge of present or future portfolio transactions and, in certain instances, the power to influence portfolio transactions made by Clients. Furthermore, if such individuals engage in personal securities transactions, these individuals could be in a position where their personal interests may conflict with the interests of Clients. Accordingly, this Code is designed to prevent conduct that could create an actual or potential conflict of interest with any Client.

          Artio Global and Adviser Supervised Persons should avoid actual or apparent conflicts of interest -- that is, any personal interest outside of Artio Global which could be placed ahead of obligations to Artio Global and its Clients. Conflicts may exist even when no wrong is done. The opportunity to act improperly may be enough to create the appearance of a conflict. Adviser Supervised Persons should promptly advise their supervisor and the CHIEF COMPLIANCE OFFICER of any potential conflict of interest.



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B. COMPLIANCE WITH APPLICABLE FEDERAL SECURITIES LAWS

          Artio Global and Adviser Supervised Persons must comply with all laws and regulations applicable to Artio Global's business, including but not limited to, applicable Federal Securities Laws.

III. RESTRICTIONS

 A. PROHIBITIONS


1. INITIAL PUBLIC OFFERING ("IPO"). No Adviser Supervised Person, , Adviser Access Person, Fund Access Person or Fund Investment Personnel shall acquire directly or indirectly Beneficial Ownership in any security in any IPO, including though an interest in a privately offered hedge fund managed by Artio Global. For purposes of this Code, a hedge fund excludes traditional fund products (i.e. commingled funds, group or collective trusts marketed to institutions) sponsored by Artio Global. IPOs are defined as securities sold in an offering where the hedge fund acquires its interest through an underwriter in a manner unconnected with any rights directly attributable to a restructuring or bankruptcy or other reorganization of the issuer, its parent, or other affiliate. (2)

          2. PENDING TRADE. No Adviser Access Person shall purchase or sell, directly or indirectly, any Reportable Security in which he or she has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership on a day during which a Client has a pending "buy" or "sell" order in that same Reportable Security.

          3. SEVEN-DAY BLACKOUT. An Adviser Access Person shall not purchase or sell, directly or indirectly, any Reportable Security in which he or she has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership within seven (7) calendar days before or after the Client's trade in that Reportable Security is executed.

B. PRE-CLEARANCE OF PROPOSED PERSONAL TRANSACTIONS


          1. GENERAL. All PURCHASES OR SALES (including the writing of an option to purchase or sell) of a Reportable Security in which an Adviser Access Person (or a member of his or her Immediate Family) has or will acquire a Beneficial Ownership interest must be pre-cleared by the Chief Compliance Officer or his or her designee. Trading In Artio Global Investors Inc. stock. (ticker symbol ART).

          2. The Artio Global Insider Trading and Related Disclosures Policies states that transactions in Artio Global Investors Inc. securities are limited to certain

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(2) FINRA Rule 2790 specifically excludes from its restrictions preferred and convertible securities, commodity pool securities, securities of registered investment companies, investment-grade asset-backed securities and certain ADRs.



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designated trading window periods. Generally these window periods will commence two trading days following Artio Global Investors Inc.'s quarterly earnings announcement, and extend through the last date of the second month of the quarter. Pre-clearance must still be obtained before buying or selling Artio Global Investors Inc. securities during the designated window period. Please note that employee restrictions on trading in ART stock include any beneficially owned account where the employee has no discretion (See Artio Global's Insider Trading Policy and Code of Business Conduct)

          3. REPORTABLE FUNDS. All purchases or sales of a REPORTABLE FUND in which any Adviser Access Person (or member of his or her Immediate Family) has or will have a Beneficial Ownership interest must be pre-cleared by the Chief Compliance Officer or his or her designee.

          4. CONFLICT OF INTEREST. In instances where there might be a conflict of interest when trading with a broker-dealer (e.g., a relative of the trader or portfolio manager that works at the broker-dealer), the Adviser Access Person must disclose the relationship/potential conflict of interest to the Chief Compliance Officer and obtain prior written approval of the Chief Compliance Officer before trading with that broker-dealer.

          5. LIMITED OFFERINGS. No Adviser Access Persons or Fund Investment Personnel may directly or indirectly acquire Beneficial Ownership in any security in a Limited Offering unless such transaction has been pre-cleared by the Chief Compliance Officer or his or her designee.

          In addition, Adviser Access Persons and Fund Investment Personnel must disclose such investment to the Chief Compliance Officer and, as appropriate, the Chief Investment Officer prior to, and explain that the disclosure is being made is in connection with, the subsequent consideration by such Person of an investment in the issuer by a Client.

C. SHORT-TERM TRADING


          1. Reportable Securities. No Adviser Access Person shall profit from the Purchase and Sale, or Sale and Purchase, of the same Reportable Security of which such Adviser Access Person has a Beneficial Ownership within 60 calendar days. The 60 calendar days will be calculated from the date of the most recent transaction and does not include trade date. Any profit realized from a trade in violation of this provision shall be paid to Artio Global, which shall, in turn, donate that amount to a charitable organization.

          2. Reportable Funds. No Adviser Access Person (or member of his or her Immediate Family) shall Purchase and Sell, or Sell and Purchase, which includes Purchases or Sales by exchanging, shares of the same or a different Reportable Fund of



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which such or Adviser Access Person has a Beneficial Ownership within a 60 calendar day period. The 60 calendar days will be calculated from the date of the most recent transaction and does not include trade date.

          3. EXEMPT TRANSACTIONS. The restrictions in item 2 of this subsection shall not apply to the following transactions:

                  a. Purchases or sales that are non-volitional on the part of the or Adviser Access Person;

                  b. Purchases that are effected as part of an AUTOMATIC INVESTMENT PLAN, a payroll deduction plan or program (including, but not limited to, automatic payroll deduction plans or programs and 401(k) plans or programs (both employee initiated and/or employer matching)), an employee stock purchase plan or program, or other automatic stock purchase plans or programs; or

                  c. Sales that are part of an automatic withdrawal plan or program, including loans, withdrawals and distributions from 401(k) plans or programs.

          4. Return of Profits: Any profit realized by an Adviser Supervised Person -Level II or an Adviser Access Person from prohibited short-term trading in shares of the Reportable Funds shall be returned to the relevant Reportable Fund.

D. GIFTS/ENTERTAINMENT

          1. ACCEPTING GIFTS OR ENTERTAINMENT: On occasion, because of their positions with Artio Global, Adviser Supervised Persons or the Artio Global Funds may be offered, or may receive without notice, gifts or entertainment from clients, prospective clients, brokers, vendors or other persons affiliated with such entities. Acceptance of extraordinary or extravagant gifts is not permissible. Any such gifts or entertainment must be declined or returned in order to protect the reputation and integrity of Artio Global and the Artio Global Funds.

          Gifts and entertainment of a nominal value (i.e., gifts or entertainment whose reasonable aggregate value is no more than the stated dollar amount per year in Artio Global's Gifts and Entertainment Policy), customary business meals, entertainment (e.g., reasonable sporting events) and promotional items (e.g., pens, mugs, T-shirts) may be accepted. Adviser Supervised Persons may not accept a gift of cash or a cash equivalent (e.g., gift certificates) in any amount.

Gift and entertainment activities given or received that exceed the guidelines (including aggregated values) as follows must be approved by your supervisor and L&C:



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                  (i)      Gifts in excess of $100, or
                  (ii)     Entertainment in excess of $200 per person.
                  (iii) Any gift or entertainment given to or received from a labor organization, union official, employee, or labor relations consultant (see Gifts and Entertainment Policy).


          2. SOLICITATION OF GIFTS OR ENTERTAINMENT: Adviser Supervised Persons may not solicit gifts, gratuities or entertainment.

          3. GIVING OR RECEIVINGGIFTS OR ENTERTAINMENT: Adviser Supervised Persons may not give any gift(s) or entertainment with an aggregate value in excess of the stated dollar amount per year in Artio Global's Gifts and Entertainment Policy, to any person associated with any securities or financial organization, including exchanges, other FINRA member organizations, commodity firms, news media, or clients of Artio Global.

          4. REGISTERED PERSONS: Since FINRA rules prohibit the giving and receiving of gifts in excess of $100 per individual per year, exceptions will not be made for those persons acting in the capacity of a registered representative of Artio Global Institutional Services LLC, Quasar or any other affiliated broker dealer. All gifts and entertainment involving a registered representative should be reported to Quasar's compliance personal responsible for that broker dealer's compliance program.

          For complete information, see Artio Global's Gifts and Entertainment Policy as described in the Artio Global Compliance Manual.

E. SERVICE AS A DIRECTOR

          No Adviser Access Person shall serve on the board of directors of any publicly-traded company or privately-held company without prior authorization from Artio Global's Chief Counsel, Asset Management, based upon a determination that such board service would not be inconsistent with the interests of the Clients. In instances in which such service is authorized, an Adviser Access Person will be isolated from making investment decisions relating to transactions in securities of such company through the implementation of appropriate "Information Barrier" procedures established by the Chief Counsel, Asset Management. This restriction does not apply to non-profit, charitable, civic, religious, public, political, educational or social organizations.



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F. AMENDMENTS

          The limitations and restrictions specified in subsections A through E of this Section III may be modified only by Chief Counsel, Asset Management on a case-by-case basis and so long as such modification is consistent with applicable Federal Securities Laws. Each such modification shall be documented in writing by the Chief Compliance Officer, including in particular the basis for the modification. If material, such modification must be approved by the Board of Directors and the Board of Trustees of the Artio Global Funds no later than six months after adoption of the change.

IV. EXEMPT TRANSACTIONS

 A. TRADES EXEMPT FROM CERTAIN PROHIBITIONS


          The following items 1 through 4 are exempt from the prohibitions described in Sections III.A.2. and III.A.3. (Pending Trades and Seven-Day Blackout, respectively) and Section III.C.1. (Short-Term Trading -- Reportable Securities).

1. Purchases or Sales effected in any account over which the Adviser Access Person has no direct or indirect influence or control (for example, blind trusts or discretionary accounts where the Adviser Access Person and such Person's investment adviser agree in writing to abide by these restrictions in a manner approved by the Chief Compliance Officer) However, such accounts are restricted from trading in ART stock.

          2. Purchases or Sales that are non-volitional on the part of the Adviser Access Person;

          3. Purchases that are effected as part of an Automatic Investment Plan, an employee stock purchase plan or program or other automatic stock purchase plans or programs; or

          4. Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from the issuer, and sales of such rights so acquired.

V. COMPLIANCE PROCEDURES

 A. Pre-Clearance Requirements

 1. Trade Authorization Requests: Prior to entering an order for a personal trade that requires pre-clearance, an Adviser Access Person or Fund Investment




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Personnel must complete an electronic request for pre-clearance providing the following information:

         a.       Name and symbol of security;

         b.       Maximum quantity to be purchased or sold;

         c.       Name of broker effecting the transaction; and

         d.       Type of transaction (e.g., buy, sell, exchange, etc).


          No order for a securities transaction for which pre-clearance authorization is sought may be placed prior to the receipt of written or electronic authorization of the transaction by the Chief Compliance Officer (or his or her designee). Verbal approvals are not permitted and must not be relied upon. Each Adviser Access Person or a Fund Investment Personnel is solely responsible for his or her compliance with the Code. Pre-clearance should not be construed as an assurance that a personal securities transaction complies with all provisions of this Code.

          2. REPRESENTATIONS AND WARRANTIES: In connection with each pre-clearance request, the following representations and warranties must be made:

         a. He/she does not possess any material non-public information regarding the issuer of the security;

         b. To his/her knowledge, there are no pending trades in the security (or any derivative of it) by a Client;

         c. To his/her knowledge, the security (or any derivative of it) is not being considered for Purchase or Sale by any Client);

         d. If he/she is a portfolio manager or a person linked to a portfolio manager, none of the accounts managed by him/her (or such portfolio manager) has Purchased or sold this security (or any derivatives of it) within the past seven (7) calendar days; and

         e. He/she has read the Code within the prior twelve (12) months and believes that the proposed trade fully complies with the requirements of the Code.

          3. DURATION OF PRE-CLEARANCE APPROVAL: Personal trades should be placed with a broker promptly after receipt of the pre-clearance approval to minimize the risk of potential conflict arising from a Client trade in the same security being placed after the pre-clearance is given. The pre-clearance approval will expire at the close of



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business on the next trading day after which authorization is received.  The
Adviser Access Person or Fund Investment Personnel is required to renew such pre-clearance if the pre-cleared trade is not completed before the authority expires.

           With respect to pre-clearance requests for Purchases of Reportable Funds, Adviser Access Persons must receive written approval for such transactions from the Legal and Compliance Department five (5) calendar days prior to submitting an order. Requests for approval of a transaction in fewer than five (5) calendar days will be made on a case by case basis as determined in the discretion of the Legal and Compliance Department.

          4. Execution of Trades and Commissions: No personal trades may be placed or executed directly through the institutional trading desk of a broker-dealer that also handles any of Artio Global's or its respective Clients' trading activity. Only normal, retail brokerage relationships generally available to other similar members of the general public are permitted.

B. QUARTERLY REPORTING

1. BROKERAGE STATEMENTS AND CONFIRMATIONS


          Every Adviser Access Person and members of each such Person's Immediate Family are encouraged to maintain their personal brokerage accounts at one of the firm's Designated Brokers (see Attachment I for a list of approved Brokers). There may be limited circumstances where employees may hold accounts with a non-designated broker.

          Adviser Supervised Person - Level II and Adviser Access Person and members of each such Person's Immediate Family must provide a valid explanation as to why they wish to maintain or establish an account with a non-designated broker. The Adviser Access Person must arrange for the Legal and Compliance Department to receive directly from any broker, dealer or bank that effects any securities transaction, duplicate copies of each confirmation for each such transaction and periodic statements for each brokerage account in which such Person has a beneficial ownership interest. This specifically includes brokerage statements and confirmations with respect to transactions involving shares of Reportable Funds. To assist in making these arrangements, the Legal and Compliance Department will send a letter to each brokerage firm based on the information provided by the and Adviser Access Person. Exceptions to this policy must be pre-approved by the Legal and Compliance Department.

2. QUARTERLY TRANSACTION REPORTS

          Each Fund Access Person must complete and submit a quarterly transaction report. Every Adviser Access Person shall, on a quarterly basis: certify the accuracy of



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the information previously provided to the Legal and Compliance Department in the format specified in Attachment C; list any required information not provided in the broker duplicate confirmation for transactions; and list any previously unreported transaction or in which the Adviser Access Person acquired any direct or indirect Beneficial Ownership of a Reportable Security, including shares of any Reportable Fund.

         A.       DEADLINE

          A Fund Access Person must submit any quarterly transaction report and every Adviser Access Person must certify and list any required information not already provided in a duplicate confirmation to the Chief Compliance Officer no later than 30 days after the end of the calendar quarter in which the transaction occurred.

         B.       CONTENT

          The quarterly transaction report must contain the following required information with respect to each transaction involving direct or indirect Beneficial Ownership in a Reportable Security:

                  (i) The date of the transaction, the title, the interest rate and the maturity date (if applicable), the exchange ticker or CUSIP number (if applicable), the number of shares, and the principal amount of each Reportable Security or Reportable Fund;

                  (ii) The nature of the transaction (i.e., Purchase, Sale or other type of acquisition or disposition);

                  (iii) The price of the Reportable Security or Reportable Fund at which the transaction was effected;

                  (iv) The name of the broker, dealer or bank with or through which the transaction was effected; and

                  (v) The date that the report is submitted by the Fund/Adviser Access Person


          To the extent such information is not included in the duplicate confirmations, statements, periodic reports or other written information previously provided to the Chief Compliance Officer, the following information must also be provided in the quarterly transaction report submitted by the Fund Access Person with respect to any account established in which any securities were held during the prior calendar quarter for the direct or indirect Beneficial Ownership interest of the Fund Access Person (Attachment C):



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                  (i)      The name of the broker, dealer or bank with whom the
                           Fund Access Person established the account; and

                  (ii)     The date the account was established.


          Any quarterly transaction report submitted to comply with the requirements of this Section V.B. may contain a statement that the report shall not be construed as an admission by the person making such report that such person has any direct or indirect Beneficial Ownership in the securities to which the report relates.

C. QUARTERLY REVIEW

          At least quarterly, the Chief Compliance Officer (or his or her designee) shall review and compare the confirmations and quarterly transaction reports received with the written pre-clearance authorization provided. Such review shall include, as appropriate:

          1. Whether the securities transaction complied with this Code;


          2. Whether the securities transaction was authorized in advance of its placement;

          3. Whether the securities transaction was executed before the expiration of any approval under the provisions of this Code;

          4. Whether any Client accounts owned the securities at the time of the securities transaction; and

          5. Whether any Client accounts Purchased or sold the securities in the securities transaction within seven (7) days of the securities transaction.

D. INITIAL AND ANNUAL DISCLOSURE OF PERSONAL HOLDINGS

          Each Fund Access Person, and Adviser Access Person must submit a Personal Holdings of Securities report (Attachments D-1 and D-2, as applicable) with respect to each Reportable Security, including each Reportable Fund in which such Person has any direct or indirect Beneficial Ownership, within 10 days of becoming a Fund Access Person, or Adviser Access Person and annually thereafter within 30 days of the end of the calendar year. The holdings on the initial and annual reports must be current as of a date not more than 45 days prior to the individual becoming such a Person (initial report) or the date the report was submitted (annual report). If not previously provided, a Fund Access Person, or Adviser Access Person must provide or ensure that reports or duplicate copies of supporting documentation (e.g., brokerage statements or similar



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documents) of securities holdings required to be reported herein are provided to the Chief Compliance Officer. The Chief Compliance Officer (or his or her designee) shall review periodically such initial and annual reports for, among other things, compliance with this Code.

          In addition, the Fund Access Person, Adviser or Adviser Access Person is required to provide the name of any broker, dealer or bank with whom such Person maintains an account in which any securities, including any Reportable Funds, are held for the direct or indirect Beneficial Ownership of such Person.

E. EXCEPTIONS TO THE QUARTERLY AND ANNUAL REPORTING

          Fund Access Persons, or Adviser Access Persons need not submit a quarterly transaction report or an initial or annual report as provided below:

          1. With respect to Reportable Securities held in any accounts over which the Fund/Adviser Access Person had no direct or indirect influence or control;

          2. A transaction report with respect to transactions effected pursuant to an Automatic Investment Plan;

          3. Fund Access Persons who are Non-Interested Directors/Trustees who would be required to make such reports solely by reason of being a Artio Global Funds director/trustee need not make an initial or annual report and need only make a quarterly transaction report if such Non-Interested Director/Trustee knew or, in the ordinary course of fulfilling his or her official duties as a Artio Global Funds director/trustee, should have known that during the 15-day period immediately before or after the Artio Global Funds director/trustee's transaction in a Reportable Security, the Artio Global Funds Purchase or sold the Reportable Security or the Artio Global Funds or Artio Global considered purchasing or selling the Reportable Security;

          4. For transaction reports only, if the report would duplicate the information contained in broker trade confirmations or account statements that Artio Global holds in its records so long as such statements are received within thirty days after the applicable quarter end; or

          5. A Fund Access Person who is also an Adviser Access Person need not make a separate report to Artio Global to the extent the information would duplicate information already provided under this Code.




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         6.       The provisions of this Code, with the exception of affiliated persons of the fund or the funds' investment adviser and an officer, director or general partner of the principal underwriter serving as an officer, director or general partner of the fund or the fund's investment adviser, do not apply to the Funds' principal underwriter. This exemption is predicated on Rule 17j-1(c)(3) of the Investment Company Act of 1940 provided the principal underwriter remains unaffiliated with the Funds and the Funds' Investment Adviser.

E. 1 CERTIFICATION OF COMPLIANCE


          Each Adviser Supervised Person and each Fund Access Person are required to certify annually that he or she has read and understood this Code and acknowledge that he or she is subject to it. Adviser Supervised Persons and Fund Access Persons must also certify electronically that they have received, read, understand and agree to abide by any amendments to the Code, which will be distributed by the Chief Compliance Officer from time to time. Further, each Adviser Supervised Person -- Level II, each Adviser Access Person and each Fund Access Person are required to certify annually that each such Person has complied with all the requirements of the Code and that such Person has disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the requirements of the Code. The form of Annual Certification and Questionnaire for Fund Access Persons, Adviser Supervised Persons -- Level II and Adviser Access Persons is attached to this Code as Attachment E-1.

E.2 CERTIFICATION OF COMPLIANCE FOR NON-INTERESTED DIRECTORS/TRUSTEES

          Non-Interested Directors/Trustees are required to certify annually that he or she has read and understood this Code and acknowledges that he or she is subject to it. The form of Annual Certification is attached to this Code as Attachment E-2.

F. REPORTS TO THE BOARDS OF DIRECTORS/TRUSTEES


          1. ANNUAL REPORTS: The Artio Global Funds Chief Compliance Officer shall prepare an annual report for the Board of each Artio Global Fund on behalf of Artio Global and any sub-adviser. At a minimum, the report shall:
(a) summarize the existing Code procedures concerning personal investing and any changes in the Code and its procedures made during the year; (b) describe any issues arising under the Code since the last report to the Board, including, but not limited to, information about material violations of the Code or the procedures, and sanctions imposed in response to the material violations; (c) certify to the Board that the Artio Global Funds and Artio

Global have adopted procedures reasonably necessary to prevent Fund/Adviser Access Persons from violating the Code; and (d) identify any recommended material changes in existing restrictions or procedures.

          2. Quarterly Reports: At each quarterly meeting of a Reportable Fund, the Artio Global Fund Chief Compliance Officer shall report to the Boards concerning:


         a. Any transaction that appears to evidence a possible violation of this Code;

         b. Apparent violations of the reporting requirements of this Code;

         c. Any securities transactions that occurred during the prior quarter that may have been inconsistent with the provisions of the codes of ethics adopted by a Artio Global Funds's sub-adviser or principal underwriter, as applicable; and

         d. Any significant remedial action taken in response to such violations described in paragraph c. above.

G. MAINTENANCE OF REPORTS

          The Chief Compliance Officer shall maintain such reports and such other records as are required by this Code.

H. REPORTING CODE OF ETHICS VIOLATIONS

          It is the obligation of each Adviser Supervised Person to report promptly any violation of the Code to the Chief Compliance Officer. Violations of the Code include, but are not limited to, noncompliance with applicable laws and regulations, fraud or illegal acts involving any aspect of Artio Global's business and activity that is harmful to advisory Clients or the Funds' shareholders. The report of a Code violation may be submitted anonymously and will be treated confidential. Retaliation against an individual who reports a violation is prohibited and in itself constitutes a violation of the Code. However, reports of transactions and other information obtained hereunder may be made available to the SEC or any other regulatory or self-regulatory organization, or other civil or criminal authority, to the extent required by law or regulation or as considered appropriate by Artio Global in light of all the circumstances.

          Any violation of the Code will result in the imposition of such sanctions as Artio Global may deem appropriate under the circumstances. Sanctions may include, but are not limited to, a warning, disgorgement of any profits obtained in connection with a violation, fines, suspension, demotion, termination of employment or referral to civil or criminal authorities.

VI. GENERAL POLICIES

 A. REQUIREMENTS OF ARTIO GLOBAL FUNDS

          It shall be a violation of this Code for any AFFILIATED PERSON of Artio Global or a Artio Global Funds in connection with the Purchase or Sale, directly or indirectly, by such person of a SECURITY HELD OR TO BE ACQUIRED by the Artio Global Fund to:

          1. employ any device, scheme or artifice to defraud a Artio Global Funds;

          2. make any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made to a Artio Global Funds, in light of the circumstances under which they are made, not misleading;

          3. engage in any act, practice or course of business that operates or would operate as a fraud or deceit on a Artio Global Funds; or

          4. engage in any manipulative practice with respect to a Artio Global Funds.

B. INVOLVEMENT IN CRIMINAL MATTERS OR INVESTMENT-RELATED CIVIL


PROCEEDINGS

          Each Adviser Access Person must notify the Chief Counsel, Asset Management and Human Resources Director, as soon as reasonably practical, if such Person is arrested, arraigned, indicted or pleads no contest to any criminal offense (other than minor traffic violations) or if named as a defendant in any investment-related civil proceedings or any administrative or disciplinary action.

VII. SANCTIONS

          Upon discovering that an Adviser Supervised Person or Fund Access Person has not complied with the requirements of this Code, the Chief Compliance Officer shall submit findings to the COMPLIANCE COMMITTEE. The Compliance Committee may impose on that Adviser Supervised Person or Fund Access Person whatever sanctions the Compliance Committee deems appropriate, including, among other things, the unwinding of the transaction and the disgorgement of profits, a letter of censure, mandatory Code of Ethics training, monetary sanctions, suspension or termination of employment. Any significant sanction imposed shall be reported to the Artio Global Funds' Boards in accordance with Section V.F. above. Notwithstanding the foregoing, the Chief Compliance Officer shall have discretion to determine, on a case-by-case basis, that no material violation shall be deemed to have occurred. The Chief Compliance Officer may recommend that no action be taken, including waiving the requirement to disgorge profits under Section V.H. of this Code. A written memorandum of any such finding shall be filed with reports made pursuant to this Code.

VIII. CONSULTANTS

          Consultants are required to sign an Acknowledgement of Receipt and Acceptance of Terms of Artio Global Management's Code of Ethics (ATTACHMENT H). By signing this document, the consultant agrees, among other things, to (i) keep all information relative to Artio Global confidential (ii) refrain unauthorized use of confidential information and avoid conflicts involving business opportunities that come to the consultant attention as a result of their duties with Artio Global, and, (iii) obey all applicable laws and comply with all relevant regulations.

          Consultants need not make an initial or annual report and need only make a quarterly transaction report if such consultant knew or, in the ordinary course of fulfilling his or her official duties as a consultant with Artio Global, comes in contact with information regarding client purchases or sales, or information regarding any security under consideration for purchase or sale by Artio Global or its clients.

VIII. RECORDKEEPING

          This Code shall be preserved with Artio Global's records in the manner and to the extent required by Rule 17j-1 under the 1940 Act and Rule 204-2 under the Advisers Act.

IX. OTHER LAWS, RULE AND STATEMENTS OF POLICY

          Nothing contained in this Code shall be interpreted as relieving any Fund/Adviser Access Person from acting in accordance with the provisions of any applicable law, rule, or regulation or any other statement of policy or procedures governing the conduct of such person adopted by a Artio Global Funds. No exception to a provision in the Code shall be granted where such exception would result in a violation of Rule 17j-1 under the 1940 Act and Rule 204A-1 under the Advisers Act.

X. DATE OF ADOPTION/AMENDMENTS

          The Board adopted this code on September 30, 2004 to be effective September 30, 2004. These procedures shall be approved annually thereafter. All amendments to this Code shall be approved by the Boards.

XI. FURTHER INFORMATION

                    If any person has any questions with regard to the applicability of the provisions of this Code generally or with regard to any securities transaction or transactions, such person should consult with the Chief Compliance Officer.

ATTACHMENT A

                                  DEFINITIONS

ADVISER ACCESS PERSON means any of the Adviser Supervised Persons:

         (a) who has access to nonpublic information regarding any Clients' Purchase or Sale of securities, or nonpublic information regarding the portfolio holdings of any Reportable Fund, or

         (b) who is involved in making securities recommendations to Clients, or who has access to such recommendations that are nonpublic.


                  For purposes of this definition, Artio Global's managers and officers are presumed to be Adviser Access Persons.

                  Adviser Supervised Persons who do not meet (a) or (b) above are not considered Adviser Access Persons. Typically, these individuals may generally fall into one of the Corporate Functions and will be determined by the Chief Compliance Officer. Any Adviser Supervised Person who believes he or she meets (a) or (b) above, and has not been notified by Legal and Compliance that he or she is an "Adviser Access Person," must report this belief to Legal and Compliance immediately.

ADVISER SUPERVISED PERSON means (i) any officer, manager (or other person occupying a similar status or performing similar functions), or employee of Artio Global, or (ii) other person who provides investment advice on behalf of Artio Global and is subject to the supervision and control of Artio Global.

AFFILIATED PERSON of another person means (i) any person directly or indirectly owning, controlling, or holding with power to vote, five percent or more of the outstanding voting securities of such other person:

AFFILIATED PERSON of another person means: (i) any person directly or indirectly owning, controlling, or holding with power to vote, five per centum or more of the outstanding voting securities of such other person; (ii) any person five per centum or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held with power to vote, by such other person; (iii) any person directly or indirectly controlling, controlled by, or under common control with, such other person; (iv) any officer, director, partner, copartner, or employee of such other person; (v) if such other person is a Fund, any investment adviser thereof or any member of an advisory board thereof;

and (vi) if such other person is an unincorporated Fund not having a board of directors, the depositor thereof.

AUTOMATIC INVESTMENT PLAN means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An Automatic Investment Plan includes a dividend reinvestment plan.

BENEFICIAL OWNERSHIP A person is generally deemed to have beneficial ownership of a security if the person, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect "PECUNIARY INTEREST" in the security. The term "PECUNIARY INTEREST" generally means the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the securities. A person is refutably deemed to have an "indirect pecuniary interest" in any securities held by members of the person's Immediate Family. An indirect pecuniary interest also includes, among other things: a general partner's proportionate interest in the portfolio securities held by a general or limited partnership; a performance-related fee, other than an asset-based fee, received by any broker, dealer, bank, insurance company, investment company, investment adviser, investment manager, trustee or person or entity performing a similar function; a person's right to dividends that is separated or separable from the underlying securities; a person's interest in securities held by certain trusts; and a person's right to acquire equity securities through the exercise or conversion of any derivative security, whether or not presently exercisable, the term "derivative security" being generally defined as any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege at a price related to an equity security, or similar securities with, or value derived from, the value of an equity security. For purposes of the Rule, a person who is a shareholder of a corporation or similar entity is not deemed to have a pecuniary interest in portfolio securities held by the corporation or entity, so long as the shareholder is not a controlling shareholder of the corporation or the entity and does not have or share investment control over the corporation's or the entity portfolio. The foregoing definitions are to be interpreted by reference to Rule 16a-1(a)(2) under the Securities Exchange Act of 1934, except that the determination of direct or indirect beneficial ownership for purposes of this Code must be made with respect to all securities that a Fund/Adviser Access Person has or acquires.

CHIEF COMPLIANCE OFFICER means the chief compliance officers in Attachment F hereto.

CLIENT means any client (including both investment companies and managed accounts) for which Artio Global serves as an investment adviser or subadviser, renders discretionary or non-discretionary investment advice, makes investment decisions or for whom Artio Global places orders through its trading department.

CODE means this Code of Ethics, as may be amended from time to time.

COMPLIANCE COMMITTEE is as referenced in Attachment F.

DESIGNATED BROKER is as referenced in Attachment I.

FEDERAL SECURITIES LAWS means the Securities Act of 1933, the Securities Exchange Act of 1934, the Sarbanes-Oxley Act of 2002, the Investment Company Act of 1940, the Investment Advisers Act of 1940, Title V of the Gramm-Leach-Bliley Act, any rules adopted by the SEC under any of these statutes, the Bank Secrecy Act as it applies to funds and investment advisers, and any rules adopted thereunder by the SEC or the Department of the Treasury.

FUND means an investment company registered under the Investment Company Act of 1940.

FUND/ADVISER ACCESS PERSON means an Adviser Access Person and/or a Fund Access Person.

FUND ACCESS PERSON means:
         (i) Any trustee, director, officer, general partner or employee of the Artio Global Funds or Artio Global (or of any company in a control relationship to a Artio Global Funds or Artio Global) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding, the Purchase or Sale of Reportable Securities by a Artio Global Funds, or whose functions relate to the making of any recommendations with respect to such Purchases or Sales; and

         (ii)     Any natural person in a control relationship to a Artio
                  Global Funds or Artio Global who obtains information concerning recommendations made to a Artio Global Funds with regard to the Purchase or Sale of Reportable Securities by the Artio Global Funds.

                  For purposes of this definition, all of a Artio Global Funds's directors, trustees and officers are presumed to be Fund Access Persons.

FUND INVESTMENT PERSONNEL is any employee of a Artio Global Funds or Artio Global (or of any company in a control relationship to Artio Global Funds or Artio Global) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the Purchase or Sale of securities by the Artio Global Funds; or any natural person who controls the Artio Global Funds or Artio Global and who obtains information concerning recommendations made to the Artio Global Funds regarding the Purchase or Sale of securities by the Artio Global Funds.

IMMEDIATE FAMILY means any of the following who share the same household as a person: child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and includes adoptive relationships.

INITIAL PUBLIC OFFERING means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of sections 13 or 15(d) of the Securities Exchange Act of 1934.

ARTIO GLOBAL FUNDS means Artio Global Equity Fund Inc., Artio Global High Income Bond Fund, Artio International Equity Fund, Artio Total Return Bond Fund and Artio International Equity Fund II, Artio US Microcap Fund, Artio US Smallcap Fund, Artio US Midcap Fund, Artio Multicap Fund.

LIMITED OFFERING means an offering that is exempt from registration under the Securities Act of 1933 pursuant to section 4(2) or section 4(6) or pursuant to rule 504, rule 505, or rule 506 under the Securities Act of 1933.

NON-INTERESTED DIRECTOR/TRUSTEE is any person who is not an "interested person" of a Artio Global Funds as defined in section 2(a)(19) of the Investment Company Act of 1940.

REPORTABLE FUND MEANS:
         (i) Any Fund for which Artio serves as an investment adviser or sub-adviser; or
         (ii) Any Fund whose investment adviser or principal underwriter controls Artio, is controlled by Artio, or is under common control with Artio. For purposes of this definition, "control" has the same meaning as it does in section 2(a) of the Investment Company Act of 1940.


Attachment G lists the Reportable Funds.

REPORTABLE SECURITY means any note, stock, treasury stock, security future, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a "security," or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or Purchase, any of the foregoing. A Reportable Security includes an exchange-traded fund.(1)

The following are NOT considered a Reportable Security:
(i) Direct obligations of the Government of the United States;
(ii) Bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements;
(iii) Shares issued by money market funds; and
(iv) Shares issued by open-end Funds other than (a) Reportable Funds and (b) open-end Funds that are exchange traded funds.(3)

SEC means Securities and Exchange Commission.

SECURITY HELD OR TO BE ACQUIRED MEANS: (i) any Reportable Security which, within the most recent 15 days: (A) is or has been held by a Artio Global Funds; or (B) is being or has been considered by a Artio Global Funds or Artio Global for purchase by a Artio Global Funds; and (ii) any option to purchase or sell, and any security convertible into or exchangeable for, a Reportable Security.

ATTACHMENT B

PERSONAL TRADING PRE-CLEARANCE FORM

----------------------
(3) SEC No-Action Letter to National Compliance Services, Inc. (pub. avail. Nov. 30, 2005). Under this No-Action Letter, "exchange-traded funds," or "ETFs," generally have the following characteristics. An ETF is a registered investment company that operates pursuant to an order from the Securities and Exchange Commission exempting the ETF from certain provisions of the Investment Company Act of 1940 (the "1940 Act") so that the ETF may issue securities that trade in a secondary market, and which are redeemable only in large aggregations called creation units. An ETF issues and redeems its shares in creation units, at their net asset value. Individual ETF shares are purchased or sold in secondary market transactions at negotiated prices, i.e., at prices that are determined by that market. An ETF registers with the Securities and Exchange Commission under the Company Act either as an open-end management company or as a unit investment trust.

[GRAPHIC OMMITTED]

o By submitting a pre-clearance request, you certify and acknowledge that you have read, understand and are complying with the Code of Ethics and the Insider Trading and Relevant Disclosure Policies.
o If you have any questions, please contact a member of Legal & Compliance (personaltrade@artioglobal. com).
o Pre-clearance approvals on Reportable Securities expire at the close of business on the next trading day after authorization is received.
o Pre-clearance approval on Reportable Funds (Artio Funds or sub-advised funds) are only permitted to be executed five (5) calendar days after receiving approval. A member of Legal & Compliance will notify you of the date you are permitted to trade.
o Pursuant to Section III A3 of the Code of Ethics, employees are prohibited from purchasing or selling, directly or indirectly, any reportable security in which he or she has, or by reason of such transaction acquires, any direct or indirect beneficial ownership within seven (7) calendar days before or after the client's trade in that reportable security is executed. Although Artio Global, through the implementation of the automated system, makes every effort to ensure that such approved trades are not in conflict with this 7-day black out requirement, it is possible that Artio Global's Portfolio Management team may determine within the 7-days that the approval has been granted that the same security is suitable for a client's portfolio. In such cases, and in spite of the approval granted by the automated system, the employee may be asked to reverse his/her transaction and donate any profits accordingly.

ATTACHMENT C

QUARTERLY/ANNUAL CERTIFICATE OF COMPLIANCE

[GRAPHIC OMMITTED]




QUARTERLY TRANSACTION REPORT

[GRAPHIC OMMITTED]

ATTACHMENT D-1

INITIAL HOLDINGS REPORT


[GRAPHIC OMMITTED]

ATTACHMENT D-2

ANNUAL HOLDINGS REPORT

          I. To comply with SEC regulations and the Artio Global Management Code of Ethics, all Fund Access Persons,Adviser Access Persons are required to provide a holdings report within 30 days of the end of the calendar year containing the following information (the information must be current as of a date no more than 45 days before the report is submitted):

         a. The title and type of security, number of shares and principal amount of each Reportable Security in which you have any direct or indirect Beneficial Ownership; and

         b. The name of any broker, dealer, or bank with whom you maintain an account in which securities are held for your direct or indirect benefit.


II. I have reported all brokerage accounts in which I have a Beneficial Ownership interest. If there are accounts missing on this report, please add to the Brokerage Account Certification Statement.

II. In addition, please list all other accounts not listed in Section I that hold securities that are otherwise excluded* from the definition of a Reportable Security (you do not have to provide copies of confirmations or statements). Included would be shares of non-Artio Global Funds held directly through the fund company.

[GRAPHIC OMMITTED]

Attachment E-1

ANNUAL CERTIFICATION AND QUESTIONNAIRE

Employee: ________________________________________________
          (please print your name)

I. Introduction

All Artio Global employees are required to answer the following questions for the year ended 20__.

II. ANNUAL CERTIFICATION OF COMPLIANCE WITH THE CODE OF ETHICS

         A. If you are a Fund/Adviser Access Person, have you obtained pre- clearance for all securities transactions, including the Artio Global Funds and funds sub-advised by Artio Global, in which you have, or a member of your Immediate Family has, a Beneficial Ownership interest,?



                                    Yes   [ ]  No  [ ]    N/A   [ ]


         B. Have you reported all securities transactions and/or holdings as required by the Code, including transactions in Artio Global Investors securities, the Artio Global Funds and funds sub-advised by Artio Global, in which you have, or a member of your Immediate Family has, a Beneficial Ownership interest, except for transactions exempt from reporting under the Code? (Reporting requirements include arranging for the Legal Department to receive, directly from your broker, duplicate transaction confirmations and duplicate periodic statements for each brokerage account in which you have, or a member of your Immediate Family has, a Beneficial Ownership interest, as well as reporting securities held in certificate form.)





                                     Yes   [ ]  No  [ ]    N/A   [ ]

         C. Have you reported all broker, dealer and bank accounts in which any securities, including the Artio Global Funds and funds sub- advised by Artio Global, are held for your direct or indirect benefit?





                                     Yes   [ ]  No  [ ]    N/A   [ ]


         D. Have you notified the Legal Department if you have been arrested, arraigned, indicted, or have plead no contest to any criminal offense, or been named as a defendant in any investment-related civil proceedings, or administrative or disciplinary action?





                            Yes   [ ]  No  [ ]    N/A   [ ]


         E. Have you complied with the Code of Ethics in all other respects, including the Gifts and Entertainment policy and the Insider Trading and Related Disclosure Policies?





                            Yes   [ ]  No  [ ]

III. Insider Trading Policy

 A. In your role with Artio Global, have you had communication with senior management of a publicly traded issuer or its public relations professionals in which the firm has invested or contemplated an investment?

                            Yes   [ ]  No  [ ]

B. If you answered "Yes" above, to the best of your knowledge, was any of the information material, nonpublic information (information that has not been effectively disseminated broadly to investors in the market place)?



                            Yes   [ ]  No  [ ]

C. If you answered "Yes" above, was any such information reported to the Legal & Compliance Department?


                            Yes   [ ]  No  [ ]


D. Have you complied in all respects with the Insider Trading and Related Disclosure Policies?



                            Yes   [ ]  No  [ ]



IV. Disclosure of Directorships

 A. Are you, or is any member of your Immediate Family, a director of any publicly-traded company or privately-held company (other than a non-profit, charitable organization).


                            Yes   [ ]  No  [ ]


B. If the response to the previous question is "Yes," do you have knowledge that any of the companies for which you are, or a member of your Immediate Family is, a director, will go public or be acquired within the next 12 months?


                            Yes   [ ]  No  [ ]


C. If the response to the previous question is "Yes," have you received or discussed any information related to this company with anyone, traded on such information for any client account or beneficially owned personal account, or communicated this information to others (Information is nonpublic until it has been effectively disseminated broadly to investors in the market place, i.e., Wall Street Journal, or other publications of general circulation would be considered public information). "Material" means information for which there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions, or information that is reasonably certain to have a substantial effect on the price of a company's securities.


                            Yes   [ ]  No  [ ]


D. Have you reported any such situation to Artio Global Legal & Compliance Department?


                            Yes   [ ]  No  [ ]


V. Disclosure on Private Fund Investments

 A. Do you own (directly or indirectly, i.e., beneficially owned units or shares) any private or hedge fund in any of your beneficially owned accounts?



                            Yes   [ ]  No  [ ]





If yes, please list all such funds below:
--------------------------------------------------------------------------------
                              NAME OF ACCOUNT THAT     APPROXIMATE INTEREST IN
      NAME OF FUND               HOLDS THE FUND       THE FUND (NUMBER OF UNITS)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


B. If you answered "Yes" above, how frequently does the Fund release portfolio information (holding, etc.)?



         Monthly [ ]          Quarterly [ ]          Annually Other [ ]

C. Have you ever received information on the Fund's investment activities more frequently than what is provided to other investors in the Fund?




                            Yes   [ ]  No  [ ]


If you answered Yes, please provide a detailed below:


Details :




D. Have you ever shared or received any information concerning investment ideas with any employee of the Fund, including but not limited to the Fund's portfolio managers.


                            Yes   [ ]  No  [ ]


If you answered Yes, please provide a detailed below:

Details :







VI. Disclosure of Broker-Dealer Relationships

A. Are you, or any relative, employed by or affiliated with a broker- dealer?


                            Yes   [ ]  No  [ ]

If "Yes", list the names of any relatives who are employed by or affiliated with a broker-dealer and a description of the position they hold and the related firm name.


--------------------------------------------------------------------------------

                  Relation to
Name of           Access Person          Name of Firm          Title
Relative
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------



B. If you answered "Yes" to item A above, have you directed any client trading to any such persons.


                            Yes   [ ]  No  [ ]


Are you aware of any other employee of Artio directed any trading and/or brokerage to any such person?


                            Yes   [ ]  No  [ ]



          C. If you answered yes to B above, please provide a detailed description:

Details :







VII. Gifts and Entertainment/Political Contributions

 A. Have you reported all gifts and entertainment during the year as required by Artio Global''s gifts and entertainment policy?


                            Yes   [ ]  No  [ ]


B. Have you given to or received any gifts or entertainment from any Taft-Hartley client or prospective client (including meals, tickets to sporting and cultural events and food and beverages served at receptions as payments to covered persons who attend such events) with an aggregate amount for the full year of greater than $250.



                            Yes   [ ]  No  [ ]



C. If you answered "Yes" in item B above, please complete the following table.




--------------------------------------------------------------------------------
TAFT-HARTLEY                             DATE REPORTED ON
CLIENT/PROSPECT                            SUNGARD PTA
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

D. Have you made any contributions to, or solicited contributions on behalf of
(i) an exploratory committee or candidate committee established by a candidate for nomination or election to any public office (ii) a political committee authorized to make contribution or expenditures to or for the benefit of such candidates, or (iii) a party committee.



                            Yes   [ ]  No  [ ]


E. If you answered "Yes" to item D above, please complete the following table:




--------------------------------------------------------------------------------
NAME OF PERSON TO              OFFICE, SOUGHT OR HELD,
WHICH SUCH                     BY PERSON TO WHICH               DOLLAR
CONTRIBUTION WAS MADE          SUCH CONTRIBUTION                AMOUNT
                               WAS MADE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------



          I hereby represent that I have read and understand the Code of Ethics and that, to the best of my knowledge, the foregoing responses are true and complete. I understand that any untrue or incomplete response may be subject to disciplinary action by Artio.




Date:____________________                                           ____________
                                                                    Signature

ATTACHMENT E-2

ARTIO GLOBAL FUNDS NON -- INTERESTED DIRECTOR/TRUSTEE ANNUAL CERTIFICATION OF COMPLIANCE CODE OF ETHICS

          I, ________________________________, hereby certify that I have received Artio Global Funds and Artio Global Management LLC's Code of Ethics . I further certify that I am subject to the Code and have complied with each of the Code's provisions to which I am subject.

                                             ___________________________




                                             Name:______________________

                                             Telephone: __________________

ATTACHMENT F

ARTIO CHIEF COMPLIANCE OFFICER

ARTIO GLOBAL FUNDS CHIEF COMPLIANCE OFFICER

DESIGNEES OF CHIEF COMPLIANCE OFFICER

LEGAL & COMPLIANCE DEPARTMENT

COMPLIANCE COMMITTEE:

Artio Global Funds Chief Compliance Officer
Artio Global's Chief Compliance Officer
Artio Global's Chief Counsel, Asset Management
Artio Global's General Counsel
Artio Global's Chief Operating Officer
Artio Global's Performance Analyst & Operations Risk Manager
Artio Global's Operations & Compliance Officer

ATTACHMENT G: REPORTABLE FUNDS

ADVISED MUTUAL FUNDS

FUND NAME

Artio International Equity Fund
Artio Total Return Bond Fund
Artio Global High Income Fund
Artio Global Equity Fund
Arto International Equity Fund II
Artio U.S. Multicap Fund
Arto U.S. Smallcap Fund
Artio U.S. Microcap Fund
Artio U.S. Midcap Fund

SUB-ADVISED MUTUAL FUNDS

FUND NAME

Eagle International Equity Fund

ING Julius Baer Foreign Fund
Wilmington Multi-Manager International
Fund
Sterling Capital International Equity Fund

Metropolitan Series Fund, Inc. (Metlife Series
Fund) Artio International Stock Portfolio

ATTACHMENT H: ACKNOWLEDGEMENT OF RECEIPT AND ACCEPTANCE OF
TERMS OF ARTIO GLOBAL MANAGEMENT'S CODE OF ETHICS

CONFIDENTIAL INFORMATION

This non-disclosure agreement (this "Agreement") is entered into as of _________, by and between Artio Global Management LLC, with an office at 330 Madison Avenue, New York, NY 10017 ("Artio Global") and
__________________________ (the "Consultant" and, collectively with the Artio, the "Parties").

During the course of rendering services to Artio Global, Consultant may have access to, have disclosed to it or its employees, or otherwise obtain become acquainted with trade secrets, proprietary or confidential information concerning Artio Global employees, activities, plans, finance, operations, methods and/or other information relating to the past, present or future business activities of Artio, its subsidiaries and affiliated companies and the customers, clients and suppliers of said entities. Consultant will regard and preserve all such information in trust and confidence for Artio, and agrees not to disclose such information to any person, firm or enterprise, or use same for its own benefit without first obtaining Artio Global's written consent. Artio Global acknowledges that certain Artio, information, publicly known or otherwise, may not be considered confidential by Artio Global and shall not be subject to the foregoing restrictions; provided, however, that, in this regard, Consultant shall be solely responsible for inquiring as to and verifying with Artio Global, the status of any particular Artio Global, information prior to any disclosure. This clause shall survive the term of this agreement.

Consultant acknowledges and agrees that failure to keep this information confidential would cause Artio Global irreparable injury and cause damages to Artio Global that would be difficult or impossible to ascertain or quantify. Accordingly, without limiting any remedies that may be available with respect to any breach of this confidentiality clause, Consultant consent to the entry of an injunction to restrain any breach of this clause. This clause shall survive the term of this agreement.

WHEREAS, Artio Global might disclose to the Consultant certain confidential and/or proprietary information, including but not limited to certain customer-specific account information as well as investment fund and related asset composition information (collectively, the "Confidential Information") which the Parties desire to be maintained confidential in the course the Consultant Arrangement; and WHEREAS, the Consultant may receive the Confidential Information for the purpose
[Enter the Purpose Here] (the "Objective");

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows.

1. Confidential Information

          (a) The term Confidential Information shall not include any information or material which (i) at the time of disclosure or any time thereafter is in or comes into the public domain; (ii) is rightfully received by the Consultant from a third party that has the right to disclose such information; or (iii) was rightfully in the Consultant's possession at the time of disclosure.

          (b) The Consultant shall receive the Confidential Information in confidence and keep it confidential using the same degree of care used by the Consultant to protect its own confidential information, but in no event less than a reasonable level of care.

          (c) The Consultant shall not otherwise disclose the Confidential Information to any third party without the prior written consent of Artio Global or unless and to the extent required by law or legal process.

2. Limitation of Use

          The Consultant shall use the Confidential Information solely in connection with the Objective, and for no other purpose whatsoever.

3. Disclaimer

           NOTHING IN THIS AGREEMENT SHALL BE CONSTRUED AS A GRANT OF ANY RIGHT, TITLE OR INTEREST IN ANY INFORMATION, COPYRIGHT, LICENSE, PATENT OR ANY OTHER INTELLECTUAL PROPERTY RIGHT.

4. Miscellaneous

          (a) The obligations under this Agreement shall remain in force for a period of ten (10) years from the date of receipt of the Confidential Information or the termination of this Agreement, whichever occurs later. This Agreement may not be modified, changed or discharged, in whole or in part, except by the prior written agreement of the Parties.

          (b) The Consultant agrees that, upon the request of Artio Global, Consultant shall promptly return any Confidential Information (including copies, summaries and drafts) to Artio Global.

          (c) The Consultant also agrees that, upon the request of Artio Global, the Consultant will provide copies of their personal brokerage statements, in the event the Consultant gains access to certain information described in Attachment A under the Adviser Access Person definition.

          (d) The Consultant acknowledges that in the event of a breach or threatened breach of this Agreement, Artio Global may have no adequate remedy in money or damages and, accordingly, shall be entitled to an injunction against such breach.

          (e) This Agreement sets forth the entire understanding and agreement between the Parties as to the subject matter hereof and supersedes, cancels, and merges all prior agreements, understandings, commitments, writing and discussions as to the subject matter of this Agreement. Neither party has relied upon any statements or representations which are not expressly set forth in this Agreement.

          (f) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of the remaining provisions hereof.

          (g) No delay or omission by either party in exercising any right under this Agreement will operate as a waiver of that or any other right. A waiver or consent given by either party on any one occasion is effective only in that instance and will not be construed as a bar to or waiver of any right on any other occasion. Any waiver or consent must be in writing and signed by the party granting such waiver or consent.

(h) This Agreement will be governed by and construed in accordance with the laws of the State of New York without regard to it conflicts of law rules.

          (i) This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

                              IN WITNESS WHEREOF, each of the Parties has
caused this Non-Disclosure Agreement to be signed in its name and on its behalf as of the date set forth above.

Artio Global Management LLC

By: ___________________________                                [Consultant Name]

Name: ________________________                                 _________________

Title: __________________________

ATTACHMENT I: DESIGNATED BROKERS

Charles Schwab
E*Trade
Fidelity
Interactive Brokers
Merrill Lynch
Morgan Stanley
Scottrade
Smith Barney/Citigroup
T. Rowe Price
TDAmeritrade
UBS